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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.   20549


                                  ____________

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  February 14, 1995


                            INTERTRANS CORPORATION
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



          Texas                         0-13081                      75-1605156
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(STATE OR OTHER JURISDICTION          (COMMISSION                (IRS EMPLOYER
     OF INCORPORATION)                FILE NUMBER)           IDENTIFICATION NO.)


125 E. John Carpenter Freeway, Suite 900, Irving, Texas                75062
- - - - --------------------------------------------------------------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                             (ZIP CODE)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (214) 830-8888



                                   no change
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         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


                                                               TOTAL PAGES:  68.
                                                        EXHIBIT INDEX ON PAGE 5.
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ITEM 5.  OTHER EVENTS.

         On February 14, 1995, Intertrans Corporation (the "Registrant") entered into an Agreement and Plan of Reorganization dated as of February 14, 1995, by and among Fritz Companies, Inc., a Delaware corporation ("Fritz"), Fritz Air Freight, a wholly owned subsidiary of Fritz ("Merger Sub"), and the Registrant (the "Plan of Reorganization") which provides for the merger (the "Merger") of Merger Sub with and into the Registrant. A copy of the Plan of Reorganization is attached hereto as Exhibit 2.1. Following the Merger, the Registrant will be held as a wholly owned subsidiary of Fritz.

         In the Merger, each outstanding share of the Registrant's common stock will be converted into the right to receive that fraction of a share of Fritz's common stock as is equal to the "Exchange Ratio," which shall be determined as follows:

         (i) if the Average Fritz Trading Price (as defined below) is at least equal to $46.15 but not greater than $47.37, the Exchange Ratio will equal the quotient of (A) $18.00 divided by (B) the Average Fritz Trading Price, calculated to the nearest one-one thousandth of a share;

         (ii) if the Average Fritz Trading Price is at least equal to $41.00 but less than or equal to $46.15, the Exchange Ratio will equal 0.390;

         (iii) if the Average Fritz Trading Price is greater than or equal to $47.37 but not greater than $55.00, the Exchange Ratio will equal 0.380;

         (iv) if the Average Fritz Trading Price is less than $41.00, the Registrant will have the right to terminate the Plan of Reorganization unless Fritz elects to increase the Exchange Ratio to a fraction equal to (A) $16.00 divided by (B) such Average Fritz Trading Price, calculated to the nearest one-one thousandth of a share; or

         (v) if the Average Fritz Trading Price is greater than $55.00, Fritz will have the right to terminate the Plan of Reorganization unless the Registrant elects to decrease the Exchange Ratio to a fraction equal to (A) $20.90 divided by
                 (B) such Average Fritz Trading Price, calculated to the nearest one-one thousandth of a share.

         As used above, the term "Average Fritz Trading Price" means the arithmetic mean of each of the closing sale prices per share of Fritz's common stock on the Nasdaq National Market for each of the twenty (20) trading days ending on the fourth trading day immediately preceding the scheduled date of the first to occur of the shareholders' meetings of Fritz and the Registrant convened to approve the Merger and the issuance of shares in connection therewith.




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         All outstanding options to purchase the Registrant's common stock will be assumed by Fritz and converted into options to purchase Fritz common stock. Following the Merger, holders of the Registrant's common stock will own approximately 26% of the outstanding common stock of Fritz. It is intended that the transaction qualify as a tax-free reorganization for federal income tax purposes and a "pooling of interests" for accounting purposes.

         The Merger is subject to various conditions including, but not limited to, (i) the effectiveness of a registration statement under the Securities Act of 1933 registering the issuance of the shares of Fritz common stock in the Merger, (ii) the approval of the transaction by the shareholders of the Registrant and (iii) the approval of the issuance of common stock by stockholders of Fritz.

         Following the Merger, Lynn C. Fritz, Chairman of the Board, President and Chief Executive Officer of Fritz, will remain in such positions. Carsten
S. Andersen, the current President of the Registrant, will become Executive Vice President of Fritz and Managing Director of Fritz's air freight operations and will also be appointed to Fritz's Board of Directors. Sam N. Wilson, currently the Chairman of the Board and Chief Executive Officer of the Registrant, will act in an advisory capacity to Fritz's Board of Directors.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
              EXHIBITS.

(A)           FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

              Not applicable.

(B)           PRO FORMA FINANCIAL INFORMATION.

              Not applicable.

(C)           EXHIBITS.

              EXHIBIT NO.         DESCRIPTION

              2.1 Agreement and Plan of Reorganization dated as of February 14, 1995, by and among Fritz Companies, Inc., Fritz Air Freight and Intertrans Corporation.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, Fritz has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           INTERTRANS CORPORATION
                                           ----------------------
                                           (Registrant)



DATE:    February 21, 1995                 BY:  /s/ Sam N. Wilson
         -----------------                    -------------------------------
                                                Sam N. Wilson
                                                Chairman of the Board and
                                                Chief Executive Officer
                                                (Principal Executive Officer)



DATE:    February 21, 1995                 BY:  /s/ John R. Witt
         -----------------                    --------------------------------
                                                John R. Witt
                                                Chief Financial Officer
                                                (Principal Financial Officer)





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                             INTERTRANS CORPORATION

                                 EXHIBIT INDEX


                                                                                   SEQUENTIALLY
                                                                                     NUMBERED
EXHIBIT NO.               DESCRIPTION                                              PAGE NUMBER
- - - - -----------               -----------                                              -----------
2.1                       Agreement and Plan of Reorganization dated as of           6
                          February 14, 1995, by and among Fritz Companies,
                          Inc., Fritz Air Freight and Intertrans Corporation





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